        THIS SECOND PREFERRED MORTGAGE is made and given this 17th day of February, 2000 by BOSS LTD., a company organized and existing under the laws of the Cayman Islands, and qualified as a foreign maritime entity under the laws of the Republic of the Marshall Islands (the "Owner"), as mortgagor, in favor of CHRISTIANIA BANK OG KREDITKASSE ASA, a banking corporation organized and existing under the laws of the Kingdom of Norway, in its capacity as security trustee (the "Mortgagee"), as mortgagee.

                                W H E R E A S : -

        A. The Owner is the sole owner of the whole of the vessel GENMAR BOSS (ex STAVANGER BOSS) (the "Vessel"), Official No. 1432, of 50,272 gross registered tons and 25,376 net registered tons and registered and documented in the name of the Owner under the laws and flag of the Republic of the Marshall Islands at the Port of Majuro.

        B. The Owner has heretofore granted to the Mortgagee, as trustee/mortgagee, a first preferred mortgage (the "First Mortgage"), dated the date hereof, covering the Vessel, the First Mortgage having been recorded in the Office of the Maritime Administrator of the Republic of the Marshall Islands at
the Port of New York, New York on the date hereof at     a.m. E.S.T., in Book
PM 11 at Page    .

        C. Pursuant to a junior facility agreement, dated October 30, 1997, made by and among, the Owner and Stavanger Sun Ltd., a company organized and existing under the laws of the Cayman Islands ("Sun") (the Owner and Sun being herein collectively called the "Borrowers"), as borrowers, Christiania Bank og Kreditkasse ASA (the "Initial Bank"), as Lenders, and Christiania Bank og Kreditkasse ASA, as agent (in its capacity as agent, the "Agent") and security trustee (in its capacity as security trustee, the "Security Trustee") for the Lenders and its transferees and assigns, as amended by three amendment agreements, dated May 8, 1998, December 27, 1999 and the date hereof, respectively, the Initial Bank having transferred a portion of its interest in said facility agreement to Fokus Bank ASA (the Initial Bank and Fokus Bank ASA being herein collectively called the "Lenders") pursuant to a transfer certificate, dated January 30, 1998 (said facility agreement, as so amended, assigned and transferred being herein called the "Facility Agreement"), a copy of which is attached hereto as Exhibit A, the Lenders, in accordance with the terms of the

Facility Agreement, has heretofore loaned to the Borrowers, on a joint and several basis, the original principal amount of U.S. $5,000,000 (the "Loan"), which remains outstanding in full on the date hereof, the principal amount of the Loan to be repaid in full on October 27, 2002.

        D. Pursuant to the terms of the Facility Agreement the Loan shall bear interest at the rate per annum equal to the aggregate of (i) LIBOR (as defined in the Facility Agreement) and (ii) the Margin (as defined in the Facility Agreement) (the "Interest Rate"), payable as provided therein; default interest thereon shall be payable by the Borrowers at the rate per annum of one percent (1%) above the Interest Rate (the "Default Rate").

        E. Pursuant to an ISDA master agreement dated October 22, 1997 (the "ISDA Master Agreement") and Confirmation thereto (the ISDA Master Agreement and said Confirmation being herein called the "Swap Agreement"), the forms of which are attached hereto as Exhibit B, between the Borrowers, on the one part, and Christiania Bank og Kreditkasse ASA (in such capacity, the "Swap Counterparty"), as swap counterparty, on the other part, the Swap Counterparty agreed to make available to the Borrowers an interest rate swap facility in relation to the Loan.

        F. The Owner has agreed to mortgage the Vessel to the Mortgagee to secure not only the Loan, but also the repayment of the Owner's obligations under the ISDA Master Agreement and the payment of interest thereon and of all other sums of money from time to time owing to the Swap Counterparty under the ISDA Master Agreement up to the amount of U.S. $300,000 (the "Contingent Sum").

        G. Pursuant to a trust deed dated October 30, 1997 (the "Trust Deed") made by and among, INTER ALIOS, the Borrowers, the Lenders, the Agent and the Security Trustee, the Security Trustee agreed, INTER ALIA, to receive, hold, administer and enforce this Mortgage on behalf of the Lenders and the Swap Counterparty.

        H. The Owner, in order to secure the repayment of the Outstanding Indebtedness (as that term is defined in sub-clause 1.1 hereof) and to secure the performance and observance of and compliance with all the covenants, terms and conditions in the Facility Agreement, the Swap Agreement and this Mortgage contained, expressed or implied, to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this Second Preferred Mortgage under and pursuant to Chapter III of the Maritime Act 1990 of the Republic of the Marshall Islands, as amended.

NOW, THEREFORE, THIS MORTGAGE WITNESSETH:

1.      DEFINITIONS

        In this Mortgage, unless the context otherwise requires:

        1.1 "Outstanding Indebtedness" means the Loan, the Contingent Sum, interest thereon and all other sums of money owing to the Lenders and/or the Swap Counterparty by the Owner from time to time under or in connection with the Facility Agreement, the Swap Agreement and this Mortgage;

        1.2     "the Vessel" means the whole of the vessel described in Recital
                (A) hereof and includes all her engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, belongings, freights and appurtenances, whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to the said Vessel, or any part thereof, except such equipment or stores which, when placed aboard the Vessel, do not become the property of the Owner and except that it is not intended that this Mortgage shall include property other than the Vessel and it shall not include property other than the Vessel as the term "vessel" is used in Section 71(2) of Chapter 3 of the Maritime Act 1990 of the Republic of the Marshall Islands, as amended; and

2.      SECURITY

                In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Outstanding Indebtedness in the specific manner set forth in this Mortgage, the Swap Agreement and the Facility Agreement, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessel; PROVIDED, HOWEVER, that notwithstanding any provisions to the contrary contained in this Mortgage and irrespective of whether it is expressly mentioned in each provision, this Mortgage be, and it hereby is, subject and subordinate to the First Mortgage, TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage, the Swap Agreement and the Facility Agreement contained, PROVIDED, HOWEVER, and the terms of this Mortgage are such that, this Mortgage shall be discharged, canceled and have no further effect when there shall be no further amounts payable to the Lenders and/or the Swap Counterparty in respect of the Outstanding Indebtedness and the Owner shall have complied with all of the covenants, terms and conditions in this Mortgage, the Swap Agreement and the Facility Agreement contained.

3.      DECLARATION OF INDEBTEDNESS

                The Owner hereby covenants and agrees to pay the Outstanding Indebtedness to the Mortgagee, the Lenders and/or the Swap Counterparty or their successors and assigns.

4.      CONTINUING SECURITY

                It is declared and agreed that the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the payment of the Outstanding Indebtedness and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.

5.      INSURANCE AND MAINTENANCE OF THE VESSEL

        The Owner covenants and agrees, unless the Mortgagee has given its prior written consent to the contrary:

        (i) to insure and keep the Vessel insured or procure that the Vessel is kept insured at no expense to the Mortgagee, the Lenders or Swap Counterparty at all times and for as long as the Vessel is subject to this Mortgage, against such risks, including, but not limited to, Hull and Machinery, Hull Interest, Loss of Hire, Freight Interest, Protection & Indemnity (including satisfactory (in the sole opinion of the Mortgagee) cover for pollution liability) and War Risk insurances, in such amounts, on such terms and with such insurers as the Mortgagee may reasonably require, and to register and maintain the registration of the Mortgagee's interest in all insurance policies with such insurers;

        (ii) to ensure that the insurance value of the Vessel covers the actual risks to which the Vessel is from time to time exposed, but, except with respect to P&I and Loss of Hire insurance, such insurance shall at all times be in an amount at least equal to the higher of the Fair Market Value of the Vessel and one hundred twenty percent (120%) of the then aggregate outstanding amount of the Outstanding Indebtedness and the indebtedness secured by the First Mortgage and upon such terms and with such deductibles as shall from time to time be approved by the Mortgagee;

        (iii) to deliver an annual certificate to the Mortgagee from the insurance broker(s) through whom the insurances relevant to the Vessel have been placed evidencing that the insurances referred to in subclause (i) above have been taken out in respect of the Vessel and that such insurances are in full force and effect;

        (iv) at the request of the Mortgagee, to obtain (at the Owner's expense) Mortgagee Interest Insurance and, if so requested by the Mortgagee, Extended Mortgagee Interest - Additional Perils (Pollution Cover) Insurance relevant to the Vessel in the form and substance satisfactory to the Mortgagee;

        (v) to reimburse the Mortgagee, from time to time, for all costs and expenses incurred by the Mortgagee in its procurement of a Mortgagee's Interest Policy in respect of its interest in the Vessel (including Additional Perils (Pollution) coverage);

        (vi) to keep and to cause to be kept the Vessel in a good and efficient state of repair so that the Vessel is classed and maintained in the highest class with American Bureau of Shipping or another classification society acceptable to the Mortgagee, and to comply with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the flag of the Republic of the Marshall Islands, and at all times to maintain the approval of the Vessel by all oil company majors, and to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel and to permit the Mortgagee, at the cost of the Mortgagee, by surveyors or other persons appointed by it in its behalf to board the Vessel at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying itself in regard to proposed or executed repairs and to afford all proper facilities for such inspections, provided that such inspections will cause no undue delay to the Vessel;

        (vii) not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the laws of the Republic of the Marshall Islands or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation in a Prize Court or to destruction, seizure or confiscation of the Vessel and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Vessel or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the Vessel's War Risks insurers, unless necessary extra War Risks insurance cover has been obtained for the Vessel;

        (viii) not to change the registration of the Vessel from the laws and flag of the Republic of the Marshall Islands without the prior written consent of the Mortgagee;

        (ix) to maintain its qualification in good standing as a foreign maritime entity in the Republic of the Marshall Islands;

        (x) not to sell, agree to sell, abandon or otherwise dispose of the Vessel or any interest therein or to suffer the disposition of any thereof;

        (xi) to pay to the Mortgagee, the Lenders and/or the Swap Counterparty, as the case may be, on demand, all moneys (including reasonable fees of counsel) whatsoever which the Mortgagee, the Lenders and/or the Swap Counterparty shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee, the Lenders and/or the Swap Counterparty of any of the powers vested in it hereunder, under the Facility Agreement or under the Swap Agreement and to pay interest thereon at the applicable Default Rate from the date such demand for payment is made;

        (xii)   to immediately notify the Mortgagee of:

                (a) any accident to the Vessel involving repairs the cost whereof will or is likely to exceed the sum of U.S. $500,000 (or the equivalent in any other currency);

                (b) any occurrence in consequence whereof the Vessel has become or is likely to become a total loss;

                (c) any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or the earnings of the Vessel;

                (d) any requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire;

                (e) any capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government; and

                (f) any material interruption in the operation of the Vessel, including, but not limited to an Off-Hire period of five days or more, and the financial implications of such interruption;

        (xiii) not bring the Vessel in any yard for repairs (other than for the purpose of ordinary drydockings at regular intervals), the costs of which might exceed U.S. $500,000 (or the equivalent thereof in any other currency), in addition to normal drydocking expenses, or permit any major change or structural alteration to be made to the Vessel;

        (xiv) not to create, incur or permit to be placed or imposed or continued upon the Vessel any lien whatsoever other than for Master's and crew's wages, salvage compensation and disbursements arising by operation of law and the liens of the First Mortgage and this Mortgage;

        (xv) to comply with all declaration and reporting requirements imposed by the Protection and Indemnity club or insurers including, without limitation, the quarterly declarations required by the U.S. Oil Pollution Clause 20/2/91, and to insure payment of all premiums required to maintain in force the maximum U.S. Oil Pollution Cover;

        (xvi) not in any material way change, amend, negotiate, cancel or terminate the Initial or Subsequent Management Agreement (as such terms are defined in the Facility Agreement) covering the Vessel without the prior written consent of the Mortgagee; and

        (xvii) to place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board the Vessel with her papers and cause this Mortgage to be exhibited to any and all persons having business with the Vessel which might give rise to any lien thereon, other than liens permitted under the preceding Clause 5(xiv) hereof, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six (6) inches wide by nine (9) inches high, reading as follows:

        "NOTICE OF MORTGAGE

        This Vessel is covered by a Second Preferred Mortgage to Christiania Bank og Kreditkasse ASA, as security trustee, under the authority of Chapter III of the Maritime Act 1990 of the Republic of the Marshall Islands, as amended. Under the terms of the said Second Preferred Mortgage, neither the Owner nor any charterer nor the Master nor any officer or agent of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew's wages or salvage."

6.      AUTHORITY OF THE MORTGAGEE

                Without prejudice to any other rights of the Mortgagee hereunder:

        (i) in the event that the provisions of Clause 5(i) hereof or any of them shall not be complied with, the Mortgagee shall be at liberty to effect and thereafter to replace, maintain and renew all such insurances relating to the Vessel as in its sole discretion it may think fit;

        (ii) in the event that the provisions of Clause 5(vi) hereof shall not be complied with, the Mortgagee shall be at liberty to arrange for the carrying out of such repairs and/or surveys as it deems expedient or necessary; and

        (iii) any and all expenses incurred by the Mortgagee (including reasonable fees of counsel) in respect of its performance under the foregoing sub-clauses (i) and (ii) shall be paid by the Owner on demand, with interest thereon at the Default Rate from the date when such expenses were paid by the Mortgagee.

7.      EVENTS OF DEFAULT

        (B) Each of the following events shall constitute an Event of Default:

        (i) an Event of Default (as defined in the Facility Agreement) shall occur and be continuing;

        (ii) an Event of Default (as defined in the First Mortgage) shall occur and be continuing;

        (iii) failure to pay when due the Outstanding Indebtedness or any portion thereof; and

        (iv) a default by the Owner in the due and punctual observance of any of the covenants in this Mortgage and such default if capable of remedy is not remedied within ten (10) business days after notice from the Mortgagee to the Owner requesting action to remedy such default. The remedy period of ten (10) business days shall not apply to the Owner's obligations according to Clauses 5(i), (ii), (iv) and (xv) hereof.

        (B) If any Event of Default shall happen, the Mortgagee, shall be entitled:

        (i) to demand payment by written notice to the Owner of the Outstanding Indebtedness, whereupon such payment by the Owner to the Mortgagee, the Lenders and/or the Swap Counterparty shall be immediately due and payable, anything contained in the Facility Agreement, the Swap Agreement or this Mortgage to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee, the Lenders or the Swap Counterparty under the Facility Agreement, the Swap Agreement or this Mortgage;

        (ii) to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by any applicable law, including those under the provisions of Chapter III of the Maritime Act 1990 of the Republic of the Marshall Islands, as amended;

        (iii) to take possession of the Vessel, wherever the same may be, without prior demand and without legal process (when permissible under applicable law);

        (iv) to require that all policies, contracts, and other records in respect of the insurances relating to the Vessel (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;

        (v) to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the insurances relating to the Vessel or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

        (vi) to discharge, compound, release or compromise claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien on the Vessel or which are or may be enforceable by proceedings against the Vessel;

        (vii) to take appropriate judicial proceedings for the foreclosure of this Mortgage and/or for the enforcement of the Mortgagee's, the Lenders' and the Swap Counterparty's rights under the Facility Agreement, the Swap Agreement, this Mortgage or otherwise; and to recover judgment for any amount due by the Owner under this Mortgage; and

        (viii) to sell the Vessel or any interest therein with or without the benefit of any charterparty by public auction at home or abroad, or by private sale upon at least ten (10) business days prior written notice to the Owner and upon such terms as the Mortgagee in its absolute discretion may determine, with power to postpone any such sale and in the absence of negligence or willful neglect without being answerable for any loss occasioned by such sale or resulting from postponement thereof.

8.      APPLICATION OF PROCEEDS

                Subject to the provisions of the First Mortgage, the proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or under a judgment or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee hereunder, or any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee under any of the powers herein contained or by law provided, or the proceeds of any and all insurances relating to the Vessel and any claims for damages on account of the Vessel or the Owner of any nature whatsoever or any requisition compensation, shall be applied as follows:

                FIRST: To the payment of all costs and expenses (together with interest thereon at the Default Rate) of the Mortgagee, the Lenders and the Swap Counterparty, including the reasonable compensation of their agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee, the Lenders and the Swap Counterparty hereunder by reason of any expenses or liabilities incurred or advances made by them for the protection, maintenance and enforcement of the security or of any of their rights hereunder or in the pursuit of any remedy hereby conferred; and at the option of the Mortgagee, the Lenders and/or the Swap Counterparty to the payment of all taxes, assessments or liens claiming priority over the lien of this Mortgage;

                SECOND: To the payment in full of the Outstanding Indebtedness if then due and payable; and

                THIRD: Any surplus thereafter remaining, to the Owner or the Owner's successors in interest and assigns or to whomsoever may be entitled thereto.

                In the event that the proceeds are insufficient to pay the amounts specified in paragraphs "First" and "Second" above, the Mortgagee, the Lenders and/or the Swap Counterparty shall be entitled to collect the balance from the Owner or any other person liable therefor.

9.      DELEGATION

                The Mortgagee, the Lenders and the Swap Counterparty shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in them by this Mortgage (including the power vested in the Mortgagee by virtue of Clause 10 hereof) in such manner and upon such terms and to such persons as the Mortgagee, the Lenders and/or the Swap Counterparty in their absolute discretion may think fit.

10.     POWER OF ATTORNEY

                The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to the Vessel, including without limitation, to execute and deliver charters and a bill of sale with respect to the Vessel,

                PROVIDED, HOWEVER, that such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default stipulated in Clause 7(A) hereof shall occur.

11.     RECORDATION

                For the purpose of recording this Second Preferred Mortgage as required under Section 302 the Maritime Act 1990 of the Republic of the Marshall Islands, as amended, the total amount is U.S. $5,300,000 (of which U.S. $5,000,000 represents the Loan and U.S. $300,000 represents the Contingent Sum), and interest and performance of mortgage covenants. The date of maturity with respect to the debt secured by this Mortgate is October 27, 2002. The discharge amount is the same as the total amount. For property other than the Vessel if any should be determined to be covered by this Mortgage, the discharge amount is 0.01% of the total amount.

12.     NOTICES

                Notices and other communications required or permitted by this Mortgage shall, until further notice in writing of a change therein, be in writing delivered personally or mailed (airmailed, if international) by registered or certified mail, with proof of delivery requested, telexed or telefaxed as follows:

If to the Owner:                         Boss Ltd.
                                         c/o General Maritime III Corporation
                                         730 Fifth Avenue
                                         New York, N.Y.  10019

                                         Attn.: Peter C. Georgiopoulos, Director
                                         Telefax No.:  +(212) 698-9628

If to the Mortgagee:                     Christiania Bank of Kreditkasse ASA
                                         P.O. Box 1166 Sentrum
                                         0107 Oslo 1,
                                         Norway

                                         Attn: Shipping/Energy/Transportation
                                         Telefax No.:  +011-47-22-48-66-68

Every notice or demand shall, except so far as otherwise expressly provided by this Mortgage, be deemed to have been received, in the case of letter, on the date of delivery to the recipient thereof, and in the case of a telefax transmission, on the date and at the time of dispatch thereof (provided that if the date of dispatch is not a business day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following business day in such locality).

                IN WITNESS WHEREOF, the Owner has executed this Mortgage by its duly authorized representative on the day and year first above written.

                                      Signed, sealed and delivered
                                      as a Deed by BOSS LTD.

                                      By:
                                           -------------------------------------
                                           Name:  Constantine P. Georgiopoulos
                                           Title: Attorney-in-Fact

                           ACKNOWLEDGMENT OF MORTGAGE

STATE OF NEW YORK )

                  : ss.

COUNTY OF NEW YORK)

                On the 17th day of February, in the year 2000, before me, the undersigned, a Notary Public in and for said State, personally appeared Constantine P. Georgiopoulos, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                          Notary Public